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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       DECEMBER 5, 2002
                                                          ------------------


                          DATA SYSTEMS & SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------


         Delaware                   0-19771                 22-2786081
         --------                   -------                 ----------
(State or Other Jurisdiction  (Commission file Number)     (IRS Employer
     of Incorporation)                                   Identification No.)



          200 Route 17, Mahwah, New Jersey            07430
     --------------------------------------------------------
     (Address of Principal Executive Offices)      (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026
                                                           --------------

================================================================================

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Item 5.     Other Events and Regulation FD Disclosure.
            -----------------------------------------

     On December 10, 2002, we filed a Current Report on Form 8-K to report that our subsidiary, Comverge Technologies, Inc., closed a three-year $2 million secured revolving line of credit from Laurus Master Fund, Ltd. This Amendment is being filed to provide additional details about the restrictions on the sale of shares of our common stock issuable upon the conversion of the line of credit and upon the exercise of the warrant.

     Prior to June 5, 2003, Laurus cannot sell any shares of our common stock issuable upon the exercise of the warrant, but may sell shares of our common stock issuable upon the conversion of the Comverge line of credit, subject to a daily volume limitation equal to 25% of the average daily trading volume for the 30 trading days prior to the proposed sale (determined on a rolling basis). On and after June 5, 2003, Laurus may sell, without any restriction or volume limitation, shares of our common stock issuable upon the exercise of the warrant and the conversion of the Comverge line of credit.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DATA SYSTEMS & SOFTWARE INC.



Date:  December 24, 2002            BY:  s/Sheldon Krause
                                        -----------------------
                                        Sheldon Krause
                                        Secretary



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